UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 W. Garry Ave., Santa Ana, CA	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The Company held its 2015 annual stockholder meeting on June 24, 2015. The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

(1) A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Gary A. Cox, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, and John S. Runyan.

(2) Advisory approval of the Company’s executive compensation.

(3) A proposal to ratify the appointment of Haskell & White LLP as our independent public accounting firm for the 2015 fiscal year.

A quorum was present in person or by proxy. Each matter was approved. The voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Vote
Election of Directors
Dennis P. Calvert	31,984,249	45,634	17,585,688
Kenneth R. Code	31,986,249	43,634	17,585,688
Gary A. Cox	31,993,129	36,754	17,585,688
Dennis E. Marshall	31,989,456	40,427	17,585,688
Joseph L. Provenzano	31,990,089	39,794	17,585,688
Kent C. Roberts II	31,993,289	36,594	17,585,688
John S. Runyan	31,989,616	40,267	17,585,688

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Advisory Approval of Executive Compensation	31,788,604	97,649	143,630	17,585,688

Ratification of Appointment of Haskell & White LLP	48,448,147	428,284	739,140	-

For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2014	33,950,336	2,120,882	176,631	10,561,245

2013	34,100,100	17,911	247,252	8,067,261

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2015	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer